Exhibit 10.26

Maximum Debt Guarantee Contract

(English Summary)

Date of Signing	March 12, 2009

Contract No	33905200900000966

Parties to Contract	SD Group as Guarantor and Xiaoshan Agricultural Bank of China as Lender

Guarantee	Great Shengda

Guaranteed Maximum	RMB 75,000,000 million
Amount
Guaranteed Indebtedness	1 any indebtedness incurred by GREAT SHENGDA to Lender during the term of March 12, 2009 and March 12, 2010
2 the Banker’s Acceptance of Commercial Bills Contract (商业汇票银行承兑合同,No 33201200800045814) between GREAT SHENGDA and Lender for principal of RMB 7 million

Guaranteed Scope	The principal, interests, penalty interests, compound interest; liquidated damage, damage, litigation cost and attorney fee arising from the realization of the debt of the relevant indebtedness.

Term	Two years after the expiration of the term of the relevant indebtedness

Undertakings	We list below some material undertakings:
Guarantor must give 15 day prior written notice to Lender and obtain Lender’s prior written consent when:
- Guarantor alters its capital structure or business mode, or
- Guarantor provides guarantee to any third party or create encumbrance over its assets or equity for itself or any third party in a manner that may affect its performance under this contract.

Dispute Resolution	PRC court where Lender locates